Exhibit (11)

January 7, 2010

Aston Funds

Aston/Montag & Caldwell Growth Fund

Aston/Montag & Caldwell Balanced Fund

120 North LaSalle Street

Chicago, IL 60602

Ladies and Gentlemen:

We have acted as counsel to Aston Funds, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of a registration statement on Form N-14 (the “Registration Statement”), registering an indefinite number of units of beneficial interest, no par value (“Shares”), of Aston/Montag & Caldwell Growth Fund (Class N Shares, Class I Shares and Class R Shares) and Aston/Montag & Caldwell Balanced Fund (Class N Shares), each a series of the Trust (collectively, the “Acquiring Funds”), pursuant to the proposed reorganizations of Aston Growth Fund and Aston Balanced Fund, each a series of the Trust (collectively, the “Acquired Funds”), as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by the Trust, on behalf of the Acquiring Funds and the Acquired Funds, and Aston Asset Management LLC (for purposes of Article IX, Section 9.1 only) included in the Registration Statement (the “Agreement”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. In connection with rendering that opinion, we have examined the Registration Statement, the Trust Instrument, the Certificate of Trust, as amended, the Trust’s By-Laws, as amended, the actions of the Trustees of the Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

Aston Funds

Aston/Montag & Caldwell Growth Fund

Aston/Montag & Caldwell Balanced Fund

January 7, 2010

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to (i) the statutory laws and regulations of the United States of America and (ii) the Delaware Statutory Trust Act (excluding any cases described thereunder). We express no opinion with respect to any other laws.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and (b) when issued to the Acquired Funds in accordance with the Agreement, subject to compliance with the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely for your use in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person (except when required to be filed as an exhibit to the Registration Statement), without, in each case, our prior written consent. This opinion is given to you as of the date hereof, and we assume no obligation to advise you of any change that may hereafter be brought to our attention. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Vedder Price P.C.
VEDDER PRICE P.C.

DBE/RJM